POWER OF ATTORNEY

    Know all by these presents that the undersigned hereby constitutes and appoints each of Regina Bynote Jones and Pamela J.Tudor as the undersigned's true and lawful attorneys-in-fact, with full power of substitution, to:

(1)    execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person of Baker Hughes
Company (the "Company") pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations issued thereunder, Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and any
Form 144, Form 8-K or other form required to be filed relating to the transaction covered by such report (collectively, the "Required Forms");

(2)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Required Forms and timely file such Required Forms with the United States Securities and Exchange
Commission, any stock exchange, or other authority or body; and

(3)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact or their substitutes, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact or their substitutes on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact or their substitutes may approve in the discretion of any such person.

The undersigned hereby grants to each such attorney-in-fact or their substitutes full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact or their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or any other law, rule or regulation.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Required
Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney also serves to revoke and replace as of the date hereof, any prior Power of Attorney executed by the undersigned with respect to the ownership of securities of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be effective as of the 29th day of July, 2022.

Signature:    /s/ W. Geoffrey Beattie
Name:        W. Geoffrey Beattie